                                                                               .
                                                                               .
                                                                               .

                                                FILED PURSUANT TO RULE 424(B)(2)
                                                     REGISTRATION NO. 333-132747

                        CALCULATION OF REGISTRATION FEE

                                                              MAXIMUM AGGREGATE        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES OFFERED                      OFFERING PRICE     REGISTRATION FEE (1)
-----------------------------------------                     -----------------   --------------------
Performance Securities......................................     $6,780,000             $208.15

---------------

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

[UBS LOGO]    PROSPECTUS SUPPLEMENT
              (TO PROSPECTUS DATED MARCH 27, 2006)
PERFORMANCE SECURITIES

UBS AG $6,780,000 NOTES LINKED TO A EUROPEAN CURRENCY BASKET DUE FEBRUARY 3,
2009

Issuer:                    UBS AG
Maturity Date:             We currently expect the Notes will mature on February 3,
                           2009.
Coupon:                    We will not pay you interest during the term of the Notes.
Basket:                    The basket (the "Basket") is composed of four spot rates
                           (the "Basket Rates"). The Basket Rates, their weightings in the Basket and the value of each Basket Rate as of July 27,
                           2007 (the "trade date") at 2:15 p.m. New York time are as
                           follows:

                                                                                                           SPOT RATE ON
                                                 BASKET RATES                            WEIGHT           THE TRADE DATE
                           --------------------------------------------------------------------------------------------------
                           EUR/NOK spot rate........................................    25%  .....       8.0297
                           EUR/CZK spot rate........................................    25%  .....       28.003
                           EUR/PLN spot rate........................................    25%  .....       3.8065
                           EUR/SKK spot rate........................................    25%  .....       33.345

                           The EUR/NOK spot rate expresses the amount of Norwegian
                           krone that can be exchanged for one euro.
                           The EUR/CZK spot rate expresses the amount of Czech koruna that can be exchanged for one euro.
                           The EUR/PLN spot rate expresses the amount of Polish zloty that can be exchanged for one euro.
                           The EUR/SKK spot rate expresses the amount of Slovak koruna that can be exchanged for one euro.
Payment at Maturity:       You will receive a cash payment at maturity based on the
                           Basket Return of your Notes. If the Basket Return is
                           positive, it will be multiplied by 410%. The Notes are fully exposed to any decline in the Basket. A negative Basket
                           Return will reduce the cash payment at maturity.
                           + If the Basket Return is positive (the euro depreciates
                             relative to the other currencies in the Basket), you will
                             receive a cash payment according to the following formula:
                             Principal Amount X (100% + (4.1 x Basket Return))
                           + If the Basket Return is less than or equal to zero, you
                             will receive a cash settlement according to the following
                             formula:
                             Principal Amount X (100% + Basket Return)
                           ACCORDINGLY, YOU WILL LOSE SOME OR ALL OF YOUR INVESTMENT IF
                           THE BASKET RETURN IS NEGATIVE.
                           For a description of how your payment at maturity will be
                           calculated, see "How will your payment at maturity be
                           calculated?" on page S-5 and "Specific Terms of the
                           Notes--Payment at Maturity" on page S-18.
Basket Return:             Basket Ending Level - Basket Starting Level
                           ---------------------------------------------
                                     Basket Starting Level
Basket Starting Level:     100
Basket Ending Level:       The Basket Ending Level will be calculated as follows: 100 X
                           (1 + (0.25 X NOK Spot Rate Return) + (0.25 X CZK Spot Rate
                           Return) + (0.25 X PLN Spot Rate Return) + (0.25 X SKK Spot
                           Rate Return))
Booking Branch:            UBS AG, Jersey Branch
Calculation Agent:         UBS Securities LLC
CUSIP Number:              90261KNW6
ISIN Number:               US90261KNW61

To help investors identify appropriate structured investment products ("Structured Products"), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The securities offered hereby are classified by UBS as a Performance Strategy for this purpose. For a more detailed description of each of the four categories, please see "Structured Product Categorization" on S-4.

SEE "RISK FACTORS" BEGINNING ON PAGE S-10 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                               Price to     Underwriting    Proceeds to
                                Public        Discount        UBS AG
Per Note                      100%          1.00%           99.00%
Total                         $6,780,000    $678,000        $6,102,000

UBS INVESTMENT BANK            UBS FINANCIAL SERVICES INC.

Prospectus Supplement dated July 27, 2007

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of terms of the Notes, as well as a discussion of factors you should consider before purchasing the Notes. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to "UBS," "we," "our" and "us" refer only to UBS AG and not to its consolidated subsidiaries.

WHAT ARE THE PERFORMANCE SECURITIES?

The Performance Securities (the "Notes") are medium-term notes issued by UBS whose return is linked to the performance of a basket (the "Basket"), which in turn is based on the performance of four spot rates. The Basket Rates and their relative weightings are set forth below:

                                                                             SPOT RATE ON
                      BASKET RATES                         WEIGHT           THE TRADE DATE
   --------------------------------------------------------------------------------------------
                                                          25%  .....       8.0297
   EUR/NOK spot rate..................................
                                                          25%  .....       28.003
   EUR/CZK spot rate..................................
                                                          25%  .....       3.8065
   EUR/PLN spot rate..................................
                                                          25%  .....       33.345
   EUR/SKK spot rate..................................

The EUR/NOK spot rate expresses the amount in Norwegian krone that can be exchanged for one euro.

The EUR/CZK spot rate expresses the amount of Czech koruna that can be exchanged for one euro.

The EUR/PLN spot rate expresses the amount of Polish zloty that can be exchanged for one euro.

The EUR/SKK spot rate expresses the amount of Slovak koruna that can be exchanged for one euro.

The initial values of the EUR/NOK spot rate, the EUR/CZK spot rate, the EUR/PLN spot rate and the EUR/SKK spot rate (the "Initial EUR/NOK Spot Rate", the "Initial EUR/CZK Spot Rate", the "Initial EUR/PLN Spot Rate" and the "Initial EUR/SKK Spot Rate", respectively) were determined by the calculation agent on the trade date and equal the EUR/NOK spot rate, the EUR/CZK spot rate, the EUR/PLN spot rate and the EUR/SKK spot rate, respectively, on such date in the interbank spot market as observed through trades through the Electronic Broking System, Reuters Dealing 3000 and various voice brokers.

You will receive a cash payment at maturity based on the Basket Return of your Notes. If the Basket Return is positive, it will be multiplied by 410%. The Notes are fully exposed to any decline in the Basket. A negative Basket Return will reduce the cash payment at maturity.

+ If the Basket Return is positive, you will receive a cash payment according to the following formula:
   Principal Amount x (100% + (4.1 x Basket Return))

+ If the Basket Return is less than or equal to zero, you will receive a cash settlement according to the following formula:
   Principal Amount x (100% + Basket Return)

ACCORDINGLY, YOU WILL LOSE SOME OR ALL OF YOUR INVESTMENT IF THE BASKET RETURN IS NEGATIVE.

The Basket Starting Level is 100 and the Basket Ending Level will be calculated as follows: 100 x (1 + (0.25 x NOK Spot Rate Return) + (0.25 x CZK Spot Rate Return) + (0.25 x PLN Spot Rate Return) + (0.25 x SKK Spot Rate Return)).

The return on each Basket Rate will be based on the appreciation or depreciation in the value of such Basket Rate over the term of the Notes. For further information concerning the calculation of the return of each Basket Rate and of the payment at maturity, see "How will your payment at maturity be calculated?" on page S-5 and "Specific Terms of the Notes--Payment at Maturity" beginning on page S-19.

The "Basket Return" measures the change in the values of the Basket Rates over the term of the Notes and is expressed as follows:

Basket Return =  Basket Ending Level - Basket Starting Level
                 -------------------------------------------
                            Basket Starting Level

We will not pay you interest during the term of the Notes.

For a description of how your payment at maturity will be calculated, see "How will your payment at maturity be calculated?" on page S-5 and "Specific Terms of the Notes--Payment at Maturity" on page S-18.

SELECTED PURCHASE CONSIDERATIONS

+ GROWTH POTENTIAL--The Notes, if held to maturity, provide the opportunity to participate in possible increases in the value of the currency Basket as expressed in changes in the Basket Rates.

+ U.S. DOLLAR DENOMINATED--The Notes trade and are settled in the U.S. market in U.S. dollars.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in the "Risk Factors" section of this prospectus supplement, beginning on page S-10 and the "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency" section of the accompanying prospectus beginning on page 61.

+ YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL--The Notes are fully exposed to any decline in the value of the Basket. You may lose some or all of your investment if the Basket declines from the trade date to the final valuation date.

+ NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Notes.

+ THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--We do not intend to list the Notes on any stock exchange and there can be no assurances that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

+ You believe that the Basket Rates will increase (the currencies in the Basket appreciate relative to the euro) over the term of the Notes.

+ You are willing to make an investment that is exposed to the full risk of a decline in the Basket Return.

+  You are willing to hold the Notes to maturity.

+  You seek an investment with a return linked to the Basket Rates.

+  You do not seek current income from this investment.

+  You seek exposure to Norwegian, Czech, Polish and Slovakian currencies.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

+  You seek current income from your investment.

+ You do not seek exposure to Norwegian, Czech, Polish and Slovakian currencies.

+ You believe that the Basket Rates will decrease (the currencies in the basket depreciate relative to the euro) over the term of the Notes.

+  You seek an investment for which there will be an active secondary market.

+  You are unable or unwilling to hold the Notes until maturity.

+  You are not prepared to lose some or all of your investment.

WHAT ARE THE NORWEGIAN KRONE, CZECH KORUNA, THE POLISH ZLOTY AND THE SLOVAK KORUNA?

The Norwegian krone is the official currency of Kingdom of Norway. The Czech koruna is the official currency of the Czech Republic. The Polish zloty is the official currency of the Republic of Poland. The Slovak koruna is the official currency of the Slovak Republic. We have obtained information in this prospectus supplement relating to the Norwegian krone, Czech koruna, the Polish zloty and the Slovak koruna from public sources without independent verification.

WHAT DOES THE BASKET RETURN REFLECT?

The Basket is composed of the Basket Rates, each of which is given equal weight in determining the value of the Basket. The Basket Return reflects the change in the value of the Basket Rates over the term of the Notes. In order to calculate the Basket Ending Level, the calculation agent on the final valuation date will determine the difference between the final spot rate and the initial spot rate for each of the Basket Rates, aggregating the currency return for each of the Basket Rates (whether positive or negative) to obtain the Basket Ending Level as described in greater detail below. See "How will your payment at maturity be calculated?" on page S-5.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, Notes should be treated as a pre-paid derivative contract in respect of the Basket. The terms of your Notes require you and us (in the absence of a statutory, regulatory administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you would generally recognize gain or loss upon the maturity of your Notes (or upon your sale, exchange or other disposition of your Notes prior to its maturity) equal to the difference between the amount realized and the amount you paid for your Notes and it would be reasonable to take the position that you are permitted to elect to treat such gain or loss as capital gain or loss. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could be treated for tax purposes in a manner different from that described above in which case you may not be permitted to elect to treat your gain and loss as capital gain and loss. Please see the discussion under "Supplemental U.S. Tax Considerations--Alternative Treatments" on page S-26.

For a more complete discussion of the U.S. federal income tax consequences of, and tax election to be made with respect to, your investment in the Notes, see "Supplemental U.S. Tax Considerations" on page S-26.

STRUCTURED PRODUCT CATEGORIZATION

To help investors identify appropriate Structured Products, UBS organizes its Structured Products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies, and Leverage Strategies. The description below is intended to describe generally the four categories of Structured Products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular Structured Product.

     Protection Strategies are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.

     Optimization Strategies are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection, or contingent protection.

     Performance Strategies are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

     Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

"Partial protection," if applicable provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. "Contingent protection," if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price of the asset does decline below the specified threshold, all principal protection is lost.

Classification of Structured Products into categories is not intended to guarantee particular results or performance.

HOW WILL YOUR PAYMENT AT MATURITY BE CALCULATED?

Your payment at maturity will depend on the Basket Ending Level relative to the Basket Starting Level.

STEP 1:  CALCULATE THE SPOT RATE RETURN FOR EACH OF THE BASKET RATES.

          The NOK Spot Rate Return is the difference between the EUR/NOK spot rate on the final valuation date (the "Final EUR/NOK Spot Rate") relative to the Initial EUR/NOK Spot Rate, expressed as a percentage calculated as follows:

                                            Initial EUR/NOK Spot Rate - Final EUR/NOK Spot Rate
                 NOK Spot Rate Return  =    ---------------------------------------------------
                                                          Final EUR/NOK Spot Rate

          An increase in the value of the Norwegian krone relative to the euro is expressed as a decrease in the EUR/NOK spot rate.

          The CZK Spot Rate Return is the difference between the EUR/CZK spot rate on the final valuation date (the "Final EUR/CZK Spot Rate") relative to the Initial EUR/CZK Spot Rate, expressed as a percentage calculated as follows:

                                            Initial EUR/CZK Spot Rate - Final EUR/CZK Spot Rate
                 CZK Spot Rate Return  =    ---------------------------------------------------
                                                          Final EUR/CZK Spot Rate

          An increase in the value of the Czech koruna relative to the euro is expressed as a decrease in the EUR/CZK spot rate.

          The PLN Spot Rate Return is the difference between the EUR/PLN spot rate on the final valuation date (the "Final EUR/PLN Spot Rate") relative to the Initial EUR/PLN Spot Rate, expressed as a percentage calculated as follows:

                                            Initial EUR/PLN Spot Rate - Final EUR/PLN Spot Rate
                 PLN Spot Rate Return  =    ---------------------------------------------------
                                                          Final EUR/PLN Spot Rate

          An increase in the value of the Polish zloty relative to the euro is expressed as a decrease in the EUR/PLN spot rate.

          The SKK Spot Rate Return is the difference between the EUR/SKK spot rate on the final valuation date (the "Final EUR/SKK Spot Rate") relative to the Initial EUR/SKK Spot Rate, expressed as a percentage calculated as follows:

                                            Initial EUR/SKK Spot Rate - Final EUR/SKK Spot Rate
                 SKK Spot Rate Return  =    ---------------------------------------------------
                                                          Final EUR/SKK Spot Rate

          An increase in the value of the Slovak koruna relative to the euro is expressed as a decrease in the EUR/SKK spot rate.

STEP 2:  CALCULATE THE BASKET ENDING LEVEL.

          The Basket Ending Level will be calculated as follows:

          100 X (1 + (0.25 X NOK Spot Rate Return) + (0.25 X CZK Spot Rate Return) + (0.25 X PLN Spot Rate Return) X (0.25 X SKK Spot Rate Return))

STEP 3:  CALCULATE THE BASKET RETURN.

                                     Basket Ending Level - Basket Starting Level
                 Basket Return  =    -------------------------------------------
                                                Basket Starting Level

STEP 4:  CALCULATE THE ADJUSTED BASKET RETURN ON THE NOTES.

          The Adjusted Basket Return is based on the Basket Return, which may be positive or negative:

1)          If the Basket Return is positive:

            Adjusted Basket Return = (Basket Return x 4.1)

2)          If the Basket Return is negative or zero:

            Adjusted Basket Return = Basket Return

STEP 5:  CALCULATE THE PAYMENT AT MATURITY.

          Payment at principal maturity =
        Principal amount of the Notes + (principal amount of the notes X Adjusted Basket Return)

HOW DO THE NOTES PERFORM AT MATURITY?

Hypothetical Examples

ASSUMPTIONS:

Principal amount of the Notes:                          $1,000
Basket Starting Level:                                     100
Multiplier:                                                4.1

LOSS OUTCOME:

EXAMPLE 1--THE BASKET ENDING LEVEL IS 80 ON THE FINAL VALUATION DATE, BELOW THE BASKET STARTING LEVEL OF 100

Since the Basket Ending Level is below the Basket Starting Level, you are fully exposed to the decline in the Basket.

Adjusted Basket Return = Basket Return       =       80 - 100      =    -20%
                                                  ---------------
                                                        100

Your total cash payment at maturity will therefore be $800.00 (a 20% loss) which includes:

+  Principal amount                                         $1,000.00

+  Principal amount X Adjusted Basket Return                 $-200.00
                                                            ---------
                              TOTAL:                          $800.00
                                                            =========

BREAKEVEN OUTCOME:

EXAMPLE 2--THE BASKET ENDING LEVEL IS 100 ON THE FINAL VALUATION DATE, A 0% CHANGE FROM THE BASKET STARTING LEVEL OF 100

Since the Basket Ending Level is equal to the Basket Starting Level you will receive 100% of your principal amount.

Adjusted Basket Return = Basket Return       =       100 - 100     =    0%
                                                  ---------------
                                                        100

Your total payment at maturity would therefore be $1,000.00 (a 0% total return on investment), which includes:

+  Principal Amount                                         $1,000.00

+  Principal Amount X Adjusted Basket Return                    $0.00
                                                            ---------
                              TOTAL:                        $1,000.00
                                                            =========

GAIN OUTCOME:

EXAMPLE 3--THE BASKET ENDING LEVEL IS 105 ON THE FINAL VALUATION DATE, ABOVE THE BASKET STARTING LEVEL OF 100

Since the Basket Ending Level is above the Basket Starting Level, you will receive 4.1 times the Basket Return.

                   105 - 100     = 5%
Basket Return:  ---------------
                      100

Adjusted Basket Return: 4.1 X Basket Return = 20.5%

Your total payment at maturity would therefore be $1,205.00 (a 20.5% total return on investment), which includes:

+  Principal Amount                                         $1,000.00

+  Principal Amount X Adjusted Basket Return                $  205.00
                                                            ---------
                              TOTAL:                        $1,205.00
                                                            =========

HYPOTHETICAL PERFORMANCE AT MATURITY

                              (Performance Graph)

HYPOTHETICAL       % CHANGE FROM          PAYMENT AT         TOTAL AMOUNT       TOTAL RATE
   BASKET           THE BASKET         MATURITY IN % OF   PAYABLE AT MATURITY   OF RETURN
ENDING LEVEL      STARTING LEVEL       PRINCIPAL AMOUNT        PER NOTE          ON NOTES
------------   ---------------------   ----------------   -------------------   ----------
     80                -20%                 80.00%             $  800.00           0.00%
     81                -19%                 81.00%             $  810.00           0.00%
     82                -18%                 82.00%             $  820.00           0.00%
     83                -17%                 83.00%             $  830.00           0.00%
     84                -16%                 84.00%             $  840.00           0.00%
     85                -15%                 85.00%             $  850.00           0.00%
     86                -14%                 86.00%             $  860.00           0.00%
     87                -13%                 87.00%             $  870.00           0.00%
     88                -12%                 88.00%             $  880.00           0.00%
     89                -11%                 89.00%             $  890.00           0.00%
     90                -10%                 90.00%             $  900.00           0.00%
     91                 -9%                 91.00%             $  910.00           0.00%
     92                 -8%                 92.00%             $  920.00           0.00%
     93                 -7%                 93.00%             $  930.00           0.00%
     94                 -6%                 94.00%             $  940.00           0.00%
     95                 -5%                 95.00%             $  950.00           0.00%
     96                 -4%                 96.00%             $  960.00           0.00%
     97                 -3%                 97.00%             $  970.00           0.00%
     98                 -2%                 98.00%             $  980.00           0.00%
     99                 -1%                 99.00%             $  990.00           0.00%
    100                  0%                100.00%             $1,000.00           0.00%
    101                  1%                104.10%             $1,041.00           4.10%
    102                  2%                108.20%             $1,082.00           8.20%
    103                  3%                112.30%             $1,123.00          12.30%
    104                  4%                116.40%             $1,164.00          16.40%
    105                  5%                120.50%             $1,205.00          20.50%

HYPOTHETICAL       % CHANGE FROM          PAYMENT AT         TOTAL AMOUNT       TOTAL RATE
   BASKET           THE BASKET         MATURITY IN % OF   PAYABLE AT MATURITY   OF RETURN
ENDING LEVEL      STARTING LEVEL       PRINCIPAL AMOUNT        PER NOTE          ON NOTES
------------   ---------------------   ----------------   -------------------   ----------
    106                  6%                124.60%             $1,246.00          24.60%
    107                  7%                128.70%             $1,287.00          28.70%
    108                  8%                132.80%             $1,328.00          32.80%
    109                  9%                136.90%             $1,369.00          36.90%
    110                 10%                141.00%             $1,410.00          41.00%
    111                 11%                145.10%             $1,451.00          45.10%
    112                 12%                149.20%             $1,492.00          49.20%
    113                 13%                153.30%             $1,533.00          53.30%
    114                 14%                157.40%             $1,574.00          57.40%
    115                 15%                161.50%             $1,615.00          61.50%
    116                 16%                165.60%             $1,656.00          65.60%
    117                 17%                169.70%             $1,697.00          69.70%
    118                 18%                173.80%             $1,738.00          73.80%
    119                 19%                177.90%             $1,779.00          77.90%
    120                 20%                182.00%             $1,820.00          82.00%

--------------------------------------------------------------------------------

RISK FACTORS

The return on the Notes is linked to the performance of the Basket Rates over the term of the Notes. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE NOTES ARE FULLY EXPOSED TO ANY DECLINE IN THE VALUE OF THE BASKET RATES AND YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL

The principal amount of your Notes is not protected against a decline in the value of the Basket Rates. As your cash payment at maturity is based on the Basket Return, a negative Basket Return will reduce your cash payment at maturity.

YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE BASKET RATES DECLINE.

See "How will your payment at maturity be calculated?" on page S-5.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. WE EXPECT THAT GENERALLY THE EUR/NOK, EUR/CZK, EUR/PLN AND EUR/SKK SPOT RATES ON ANY DAY WILL AFFECT THE MARKET VALUE OF THE NOTES MORE THAN ANY OTHER SINGLE FACTOR. Other factors that may influence the market value of the Notes include:

+ supply and demand for the Notes, including inventory positions held by UBS Securities LLC, UBS Financial Services Inc. or any other market maker

+ euro, Norwegian krone, Czech koruna, Polish zloty and Slovak koruna interest rates

+  the time remaining to the final valuation date

+  the creditworthiness of UBS

+  volatility of the EUR/NOK, EUR/CZK, EUR/PLN and EUR/SKK spot rates

THE EUR/NOK, EUR/CZK, EUR/PLN AND EUR/SKK SPOT RATES WILL BE INFLUENCED BY UNPREDICTABLE FACTORS WHICH INTERRELATE IN COMPLEX WAYS

The EUR/NOK, EUR/CZK, EUR/PLN and EUR/SKK spot rates are a result of the supply of, and demand for, each currency and changes in the foreign exchange rate may result from the interactions of many factors including economic, financial, social and political conditions in Norway, the Czech Republic, Poland, the Slovak Republic and the European Monetary Union. These conditions include, for example, the overall growth and performance of the economies of Norway, the Czech Republic, Poland, the Slovak Republic and the European Monetary Union, and the constituent nations thereof, the trade and current account balance between the nations of the European Monetary Union, Norway, Czech Republic, Poland and Slovak Republic market interventions by the Federal Reserve Board or the respective central banks of the European Monetary Union, Norway, Czech Republic, Poland and the Slovak Republic, inflation, interest rate levels, the performance of the stock markets in Norway, the Czech Republic, Poland, the Slovak Republic and the European Monetary Union, the stability of Norway, the Czech Republic, Poland, the Slovak Republic and the European Monetary Union governments and banking systems, wars in which Norway, the Czech Republic, Poland, the Slovak Republic or the European Monetary Union nations are directly or indirectly involved or that occur anywhere in the world, major natural disasters in Norway, the Czech Republic, Poland, the Slovak Republic or the European Monetary Union, and other foreseeable and unforeseeable events.

--------------------------------------------------------------------------------

RISK FACTORS
--------------------------------------------------------------------------------

Certain relevant information relating to Norway, the Czech Republic, Poland, the Slovak Republic and the European Monetary Union and the constituent nations thereof may not be as well known or as rapidly or thoroughly reported in the United States as comparable to United States developments. Prospective purchasers of the Notes should be aware of the possible lack of availability of important information that can affect the value of the value of the Basket Rates and must be prepared to make special efforts to obtain such information on a timely basis.

It is not possible to predict the aggregate effect of all or any combination of these factors. Your Notes are likely to trade differently from the market price of the Basket Rates, and changes in the market price of the Basket Rates are not likely to result in comparable changes in the market value of yourNotes.

THE LIQUIDITY, TRADING VALUE AND AMOUNTS PAYABLE UNDER THE NOTES COULD BE AFFECTED BY THE ACTIONS OF THE GOVERNMENTS OF NORWAY, THE CZECH REPUBLIC, POLAND, THE SLOVAK REPUBLIC AND THE EUROPEAN MONETARY UNION

The value of any currency, including the NOK, CZK, PLN, SKK, and the EUR, may be affected by complex political and economic factors. The exchange rate of each currency relative to the EUR is at any moment a result of the supply and demand for the two currencies, and changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the originating country of each currency and the European Monetary Union, including economic and political developments in other countries. Of particular importance are the relative rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in those countries, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries, and other countries important to international trade and finance.

Exchange rates of most economically developed nations, including Norway, the Czech Republic, Poland and the Slovak Republic are "floating," meaning they are permitted to fluctuate in value relative to the euro. However, governments of other nations, from time to time, do not allow their currencies to float freely in response to economic forces. Governments, including the European Monetary Union, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the Notes is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments or the European Monetary Union which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of other developments affecting the euro, the U.S. dollar or any other currency.

Emerging Markets Risk: One or more of the currencies in a currency pair may be an emerging market currency. The possibility exists of significant changes in rates of exchange between a non emerging market currency and an emerging market currency or between emerging market currencies and the possibility of the imposition or modification of exchange controls by either the European Monetary Union or a foreign government. Such risks generally depend on economic and political events over which Issuer has no control and such risks may be more pronounced in connection with emerging market currencies. Governments in emerging market countries have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the

--------------------------------------------------------------------------------

RISK FACTORS
--------------------------------------------------------------------------------

availability of a currency at the time of payment. The investor must be willing to accept that fluctuations in spot exchange rates involving one or more emerging market currencies that have occurred in the past are not necessarily indicative of fluctuations that can occur during the term of this investment and that the volatility inherent in emerging market currency transactions could significantly affect the overall return on the investment.

Market Disruption: If a currency is no longer available due to the imposition of exchange controls or other circumstances beyond Issuer's control or is no longer used for settlement of transactions by financial institutions in the international banking community or the foreign exchange market, or if there is no spot exchange rate for the applicable currency pair, the calculation agent, will make its determinations hereunder in good faith and in a commercially reasonable manner taking into consideration all available information that in good faith it deems relevant.

Substitute Currency: If a currency is converted into, or is substituted for, another currency (the "New Currency") pursuant to applicable law or regulation (the "Relevant Law"), such currency in the currency pair shall be substituted for the New Currency at the conversion rate prescribed in the Relevant Law at the time of such substitution.

EVEN THOUGH THE EURO, NORWEGIAN KRONE, CZECH KORUNA, POLISH ZLOTY AND SLOVAK KORUNA ARE TRADED AROUND-THE-CLOCK, IF A SECONDARY MARKET DEVELOPS, THE NOTES MAY TRADE ONLY DURING REGULAR TRADING HOURS IN THE U.S.

The interbank market for the euro, Norwegian krone, Czech Koruna, Polish zloty and Slovak koruna is a global, around-the-clock market. Therefore, the hours of trading for the Notes may not conform to the hours during which the euro, Norwegian krone, Czech Koruna, Polish zloty and Slovak koruna are traded. To the extent that U.S. markets are closed while the markets for the euro, Norwegian krone, Czech Koruna, Polish zloty and Slovak koruna remain open, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the Notes on such exchange.

There is no systematic reporting of last-sale information for foreign currencies. Reasonable current bid and offer information is available in certain brokers' offices, in bank foreign currency trading offices, and to others who wish to subscribe for this information, but this information will not necessarily reflect the EUR/NOK spot rate, EUR/CZK spot rate, EUR/PLN spot rate and the EUR/SKK spot rate relevant for determining the value of the Notes. The absence of last-sale information and the limited availability of quotations to individual investors make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

THE BASKET IS COMPOSED OF THE BASKET RATES; ANY POSITIVE RETURN IN ONE BASKET RATE MAY BE OFFSET BY A NEGATIVE RETURN IN ANOTHER BASKET RATE

The Notes are linked to the performance of the Basket, which is composed of the four Basket Rates. Each of the Basket Rates is given substantially equal weight in determining the value of the Basket. Accordingly, the performance of the Basket will be based on the aggregate appreciation or depreciation of the Basket Rates taken as a whole. Therefore, a positive return in one Basket Rate may be offset, in whole or in part, by a negative return of a lesser, equal or greater magnitude in another Basket Rate, resulting in an aggregate Basket Return equal to or less than zero. For example, the combination of a 6.5% NOK Spot Rate Return and a 4.7% CZK Spot Rate Return would be substantially offset by the combination of a -5.9% PLN Spot Rate Return and a -5.3% SKK Spot Rate Return, resulting in a Basket Return of approximately zero and a payment at maturity that may be less than your principal amount.

--------------------------------------------------------------------------------

RISK FACTORS
--------------------------------------------------------------------------------

YOU MAY NOT HAVE AN ACTIVE TRADING MARKET IN THE NOTES

There may be little or no secondary market for the Notes. We do not intend to list the Notes on any U.S. stock exchange and it is not possible to predict whether a secondary market will develop for the Notes. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you. UBS Securities LLC, UBS Financial Services Inc. and other affiliates of UBS currently intend to act as market makers for the Notes, but they are NOT required to do so. If UBS Securities LLC, UBS Financial Services Inc. or any other affiliate makes a market in the Notes, it may stop doing so at any time.

HISTORICAL PERFORMANCE OF THE EUR/NOK SPOT RATE, THE EUR/CZK SPOT RATE, THE EUR/PLN SPOT RATE AND THE EUR/SKK SPOT RATE SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE EUR/NOK SPOT RATE, THE EUR/CZK SPOT RATE, THE EUR/PLN SPOT RATE AND THE EUR/SKK SPOT RATE DURING THE TERM OF THE NOTES

It is impossible to predict whether the EUR/NOK spot rate, the EUR/CZK spot rate, the EUR/PLN spot rate and the EUR/SKK spot rate will rise or fall. The EUR/NOK spot rate, the EUR/CZK spot rate, the EUR/PLN spot rate and the EUR/SKK spot rate will be influenced by complex and interrelated political, economic, financial and other factors. See "The EUR/NOK spot rate, the EUR/CZK spot rate, the EUR/PLN spot rate and the EUR/SKK spot rate will be influenced by unpredictable factors which interrelate in complex ways" above.

TRADING BY UBS AG OR ITS AFFILIATES IN THE FOREIGN EXCHANGE AND CURRENCY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE NOTES

We and our affiliates are active participants in the interbank foreign exchange and currency derivative markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be in foreign exchange or currency derivative transactions. In addition, as described below under "Use of Proceeds and Hedging" on page S-22, we or one or more of our affiliates may hedge our foreign currency exposure from the Notes by entering into foreign exchange and currency derivative transactions. Our trading and hedging activities may affect the EUR/NOK spot rate, the EUR/CZK spot rate, the EUR/PLN spot rate and the EUR/SKK spot rate and make it less likely that you will receive a return on your investment in the Notes.

OUR BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST

As noted above, UBS and its affiliates expect to engage in trading activities related to the euro and U.S. dollar that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the EUR/NOK spot rate, the EUR/CZK spot rate, the EUR/PLN spot rate and the EUR/SKK spot rate, could be adverse to the interests of the holders of the Notes.

We or one or more of our affiliates have published and may in the future publish research on foreign exchange markets, exchange rates and other matters that may have an influence on currency exchange rates. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN

Significant aspects of the tax treatment of the Notes are uncertain. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-3,

--------------------------------------------------------------------------------

RISK FACTORS
--------------------------------------------------------------------------------

"Supplemental U.S. Tax Considerations" on page S-26 and the section "U.S. Tax Considerations" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment at maturity on the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-22. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent will determine the Final Exchange Rate on the final valuation date. Since this determination by the calculation agent will affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest.

THE INCLUSION OF COMMISSIONS, COMPENSATION AND PROJECTED PROFITS FROM HEDGING IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

5-YEAR HISTORICAL BASKET LEVEL

The currencies underlying the Basket Rates are traded by all major foreign exchange traders around the world. The following table and graph set forth the hypothetical historical month-end values of the Basket from July 2002 through July 27, 2007, based upon the historical EUR/NOK spot rate, EUR/CZK spot rate, EUR/PLN spot rate and EUR/SKK spot rate, and an Basket Starting Value of 100 on the trade date. As of July 27, 2007, the EUR/NOK spot rate was 8.0297, the EUR/CZK spot rate was 28.003, the EUR/PLN spot rate was 3.8065 and the EUR/SKK spot rate was 33.345. We obtained the trading price information for the Basket Rates from Bloomberg L.P., without independent verification. The hypothetical historical performance of the Basket should not be taken as an indication of future performance.

HISTORICAL MONTH END VALUES OF THE BASKET

                  HYPOTHETICAL HISTORICAL BASKET ENDING LEVEL
(USD/EUR EXCHANGE RATE GRAPH)

DATE                                                                       HISTORICAL BASKET
----                                                                       -----------------
Jul-02                                                                           92.33
                                                                                 93.11
Sep-02                                                                           94.03
                                                                                 94.31
Nov-02                                                                           94.30
                                                                                 93.82
Jan-03                                                                           92.56
                                                                                 90.62
Mar-03                                                                           88.83
                                                                                 90.82
May-03                                                                           89.94
                                                                                 87.81
Jul-03                                                                           88.16
                                                                                 87.82
Sep-03                                                                           87.54
                                                                                 86.92
Nov-03                                                                           87.08
                                                                                 86.22
Jan-04                                                                           84.36
                                                                                 84.70
Mar-04                                                                           86.20
                                                                                 86.58
May-04                                                                           88.07
                                                                                 87.98
Jul-04                                                                           88.74
                                                                                 88.31
Sep-04                                                                           89.08
                                                                                 89.98
Nov-04                                                                           91.40
                                                                                 92.49
Jan-05                                                                           93.00
                                                                                 94.73
Mar-05                                                                           92.78
                                                                                 91.26
May-05                                                                           92.76
                                                                                 94.20
Jul-05                                                                           93.76
                                                                                 94.83
Sep-05                                                                           95.10
                                                                                 94.99
Nov-05                                                                           96.06
                                                                                 96.22
Jan-06                                                                           97.03
                                                                                 97.62
Mar-06                                                                           96.66
                                                                                 97.60
May-06                                                                           96.98
                                                                                 95.14
Jul-06                                                                           96.41
                                                                                 96.07
Sep-06                                                                           95.50
                                                                                 96.77
Nov-06                                                                           98.39
                                                                                 99.17
Jan-07                                                                           98.06
                                                                                 98.38
Mar-07                                                                           99.63
                                                                                 99.67
May-07                                                                           99.31
                                                                                 99.83
Jul-07                                                                          100.00

     Source: Bloomberg L.P.

--------------------------------------------------------------------------------

HISTORICAL BASKET LEVEL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
DATE                                                                    HISTORICAL BASKET
------------------------------------------------------------------------------------------------
July 2002                                                                     92.33
------------------------------------------------------------------------------------------------
August 2002                                                                   93.11
------------------------------------------------------------------------------------------------
September 2002                                                                94.03
------------------------------------------------------------------------------------------------
October 2002                                                                  94.31
------------------------------------------------------------------------------------------------
November 2002                                                                 94.30
------------------------------------------------------------------------------------------------
December 2002                                                                 93.82
------------------------------------------------------------------------------------------------
January 2003                                                                  92.56
------------------------------------------------------------------------------------------------
February 2003                                                                 90.62
------------------------------------------------------------------------------------------------
March 2003                                                                    88.83
------------------------------------------------------------------------------------------------
April 2003                                                                    90.82
------------------------------------------------------------------------------------------------
May 2003                                                                      89.94
------------------------------------------------------------------------------------------------
June 2003                                                                     87.81
------------------------------------------------------------------------------------------------
July 2003                                                                     88.16
------------------------------------------------------------------------------------------------
August 2003                                                                   87.82
------------------------------------------------------------------------------------------------
September 2003                                                                87.54
------------------------------------------------------------------------------------------------
October 2003                                                                  86.92
------------------------------------------------------------------------------------------------
November 2003                                                                 87.08
------------------------------------------------------------------------------------------------
December 2003                                                                 86.22
------------------------------------------------------------------------------------------------
January 2004                                                                  84.36
------------------------------------------------------------------------------------------------
February 2004                                                                 84.70
------------------------------------------------------------------------------------------------
March 2004                                                                    86.20
------------------------------------------------------------------------------------------------
April 2004                                                                    86.58
------------------------------------------------------------------------------------------------
May 2004                                                                      88.07
------------------------------------------------------------------------------------------------
June 2004                                                                     87.98
------------------------------------------------------------------------------------------------
July 2004                                                                     88.74
------------------------------------------------------------------------------------------------
August 2004                                                                   88.31
------------------------------------------------------------------------------------------------
September 2004                                                                89.08
------------------------------------------------------------------------------------------------
October 2004                                                                  89.98
------------------------------------------------------------------------------------------------
November 2004                                                                 91.40
------------------------------------------------------------------------------------------------
December 2004                                                                 92.49
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

HISTORICAL BASKET LEVEL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
DATE                                                                    HISTORICAL BASKET
------------------------------------------------------------------------------------------------
January 2005                                                                  93.00
------------------------------------------------------------------------------------------------
February 2005                                                                 94.73
------------------------------------------------------------------------------------------------
March 2005                                                                    92.78
------------------------------------------------------------------------------------------------
April 2005                                                                    91.26
------------------------------------------------------------------------------------------------
May 2005                                                                      92.76
------------------------------------------------------------------------------------------------
June 2005                                                                     94.20
------------------------------------------------------------------------------------------------
July 2005                                                                     93.76
------------------------------------------------------------------------------------------------
August 2005                                                                   94.83
------------------------------------------------------------------------------------------------
September 2005                                                                95.10
------------------------------------------------------------------------------------------------
October 2005                                                                  94.99
------------------------------------------------------------------------------------------------
November 2005                                                                 96.06
------------------------------------------------------------------------------------------------
December 2005                                                                 96.22
------------------------------------------------------------------------------------------------
January 2006                                                                  97.03
------------------------------------------------------------------------------------------------
February 2006                                                                 97.62
------------------------------------------------------------------------------------------------
March 2006                                                                    96.66
------------------------------------------------------------------------------------------------
April 2006                                                                    97.60
------------------------------------------------------------------------------------------------
May 2006                                                                      96.98
------------------------------------------------------------------------------------------------
June 2006                                                                     95.14
------------------------------------------------------------------------------------------------
July 2006                                                                     96.41
------------------------------------------------------------------------------------------------
August 2006                                                                   96.07
------------------------------------------------------------------------------------------------
September 2006                                                                95.50
------------------------------------------------------------------------------------------------
October 2006                                                                  96.77
------------------------------------------------------------------------------------------------
November 2006                                                                 98.39
------------------------------------------------------------------------------------------------
December 2006                                                                 99.17
------------------------------------------------------------------------------------------------
January 2007                                                                  98.06
------------------------------------------------------------------------------------------------
February 2007                                                                 98.38
------------------------------------------------------------------------------------------------
March 2007                                                                    99.63
------------------------------------------------------------------------------------------------
April 2007                                                                    99.67
------------------------------------------------------------------------------------------------
May 2007                                                                      99.31
------------------------------------------------------------------------------------------------
June 2007                                                                     99.83
------------------------------------------------------------------------------------------------
July 27, 2007 (2:15 p.m.)                                                    100.00
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

VALUE OF THE NOTES

AT MATURITY. You will receive a cash payment at maturity based on the Basket Return of your Notes. If the Basket Return is positive, it will be multiplied by 410%. The Notes are fully exposed to any decline in the Basket Level. A negative Basket Return will reduce the cash payment at maturity.

+ If the Basket Return is positive (the euro depreciates relative to the other currencies in the basket), you will receive a cash payment according to the following formula:
   Principal Amount x (100% + (4.1 x Basket Return))

+ If the Basket Return is less than or equal to zero, you will receive a cash settlement according to the following formula:
   Principal Amount x (100% + Basket Return)

ACCORDINGLY, YOU WILL LOSE SOME OR ALL OF YOUR INVESTMENT IF THE BASKET RETURN IS NEGATIVE.

For a description of how your payment at maturity will be calculated, see "How will your payment at maturity be calculated?" on page S-5 and "Specific Terms of the Notes--Payment at Maturity" on page S-19.

PRIOR TO MATURITY. You should understand that the market value of the Notes will be affected by several factors, many of which are beyond our control. We expect that generally the EUR/NOK spot rate, the EUR/CZK spot rate, the EUR/PLN spot rate and the EUR/SKK spot rate on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include supply and demand for the Notes, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-10 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SPECIFIC TERMS OF THE NOTES

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below.

COUPON

We will not pay you interest during the term of the Notes.

PAYMENT AT MATURITY

Your payment at maturity will depend on the Basket Ending Level relative to the Basket Starting Level.

Step 1:  Calculate the Spot Rate Return for each of the Basket Rates.

          The NOK Spot Rate Return is the difference between the EUR/NOK spot rate on the final valuation date (the "Final EUR/NOK Spot Rate") relative to the Initial EUR/NOK Spot Rate, expressed as a percentage calculated as follows:

                                            Initial EUR/NOK Spot Rate - Final EUR/NOK Spot Rate
                 NOK Spot Rate Return  =    ---------------------------------------------------
                                                          Final EUR/NOK Spot Rate

          An increase in the value of the Norwegian Krone relative to the euro is expressed as a decrease in the EUR/NOK spot rate.

          The CZK Spot Rate Return is the difference between the EUR/CZK spot rate on the final valuation date (the "Final EUR/CZK Spot Rate") relative to the Initial EUR/CZK Spot Rate, expressed as a percentage calculated as follows:

                                            Initial EUR/CZK Spot Rate - Final EUR/CZK Spot Rate
                 CZK Spot Rate Return  =    ---------------------------------------------------
                                                          Final EUR/CZK Spot Rate

          An increase in the value of the Czech koruna relative to the euro is expressed as a decrease in the EUR/CZK spot rate.

--------------------------------------------------------------------------------

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

          The PLN Spot Rate Return is the difference between the EUR/PLN spot rate on the final valuation date (the "Final EUR/PLN Spot Rate") relative to the Initial EUR/PLN Spot Rate, expressed as a percentage calculated as follows:

                                            Initial EUR/PLN Spot Rate - Final EUR/PLN Spot Rate
                 PLN Spot Rate Return  =    ---------------------------------------------------
                                                          Final EUR/PLN Spot Rate

          An increase in the value of the Polish zloty relative to the euro is expressed as a decrease in the EUR/PLN spot rate.

          The SKK Spot Rate Return is the difference between the EUR/SKK spot rate on the final valuation date (the "Final EUR/SKK Spot Rate") relative to the Initial EUR/SKK Spot Rate, expressed as a percentage calculated as follows:

                                            Initial EUR/SKK Spot Rate - Final EUR/SKK Spot Rate
                 SKK Spot Rate Return  =    ---------------------------------------------------
                                                          Final EUR/SKK Spot Rate

          An increase in the value of the Slovak koruna relative to the euro is expressed as a decrease in the EUR/SKK spot rate.

Step 2:  Calculate the Basket Ending Level.

          The Basket Ending Level will be calculated as follows:

          100 X (1 + (0.25 X NOK Spot Rate Return) + (0.25 X CZK Spot Rate Return) + (0.25 X PLN Spot Rate Return) + (0.25 X SKK Spot Rate Return))

Step 3:  Calculate the Basket Return.

                                     Basket Ending Level - Basket Starting Level
                 Basket Return  =    -------------------------------------------
                                                Basket Starting Level

Step 4:  Calculate the Adjusted Basket Return on the Notes.

           The Adjusted Basket Return is based on the Basket Return, which may be positive or negative:

        1)  If the Basket Return is positive:
           Adjusted Basket Return = (Basket Return x 4.1)
        2)  If the Basket Return is negative or zero:
           Adjusted Basket Return = Basket Return

Step 5:  Calculate the payment at maturity.

           Payment at maturity = principal amount of the Notes + (principal amount of Notes X Adjusted Basket Return)

For purposes of this section, the following terms shall have the meanings set forth below:

The "Basket Starting Level" is 100.

The "Basket Ending Level" will be determined by the calculation agent and will be calculated as follows:

100 X (1 + (0.25 X NOK Spot Rate Return) + (0.25 X CZK Spot Rate Return) + (0.25 X PLN Spot Rate Return) + (0.25 X SKK Spot Rate Return))

The calculation agent will determine the NOK Spot Rate Return, the CZK Spot Rate Return, the PLN Spot Rate Return and the SKK Spot Rate Return based on the value of the Final EUR/NOK Spot Rate,

--------------------------------------------------------------------------------

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

the Final EUR/CZK Spot Rate, the Final EUR/PLN Spot Rate and the Final EUR/SKK Spot Rate by reference to Electronic Broking System, Reuters Dealing 3,000 and various voice brokers at 2 p.m. on the final valuation date unless a Market Disruption Event has occurred and is continuing.

"Reference Dealers" as used herein, means Citibank, N.A., Deutsche Bank A.G. and JP Morgan Chase Bank, or their successors.

"Reference Amount" with respect to the EUR/NOK spot rate, the EUR/CZK spot rate, the EUR/PLN spot rate and the EUR/SKK spot rate, generally equals 1,000,000 U.S. dollars. However, the Reference Amount may be less during a Market Disruption Event.

MATURITY DATE

The maturity date will be February 3, 2009 unless that day is not a business day, in which case the maturity date will be the next following business day.

FINAL VALUATION DATE

The final valuation date will be January 30, 2009.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT
The default amount for the Notes on any day will be an amount, in U.S. dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

+ the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

--------------------------------------------------------------------------------

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

+ the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

+  no quotation of the kind referred to above is obtained, or

+ every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

+ A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

+ P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

--------------------------------------------------------------------------------

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, business days, the default amount, the Basket Return, the Basket Starting Level, the Basket Ending Level (and any intermediate calculations necessary to arrive at the Basket Return or the Basket Ending Level), the occurrence of a market disruption event, and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the accompanying prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving spot, forward and option transactions. We reserve the right to leave any position unhedged, partially hedged or fully hedged, and to adjust the hedge from time to time in any manner we see fit.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve spot, forward and option sales or purchases.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time. See "Risk Factors" on page S-10 for a discussion of these adverse effects.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CAPITALIZATION OF UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

AS OF MARCH 31, 2007 (UNAUDITED)                                CHF       USD
-------------------------------------------------------------------------------
                                                                (IN MILLIONS)
Debt
  Debt issued(1)............................................  369,303   303,713
                                                              -------   -------
  Total Debt................................................  369,303   303,713
Minority Interest(2)........................................    6,156     5,063
Shareholders' Equity........................................   51,606    42,441
                                                              -------   -------
Total capitalization........................................  427,065   351,216
                                                              =======   =======

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = $0.082240
------------
(1) Includes Money Market Paper and Medium-Term notes as per Balance Sheet position based on the remaining maturities.

(2)  Includes Trust preferred securities.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The following is a general description of certain United States federal tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Switzerland and the United States of acquiring, holding and disposing of the Notes and receiving payments under the Notes. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus. It applies to you only if you hold your Notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

- a dealer in securities,

- a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

- a bank,

- a life insurance company,

- a tax-exempt organization,

- a person that owns Notes as part of a straddle or a hedging or conversion transaction for tax purposes, or

- a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States Holder. You are a United States holder if you are a beneficial owner of a Note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, your Notes should be treated as a pre-paid derivative contract in respect of the Basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your notes are so treated, you would generally recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes would be equal to the price you paid for it. The gain or loss would be

--------------------------------------------------------------------------------

SUPPLEMENTAL U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

ordinary gain or loss unless you make the election described below. Your holding period for your Notes will generally begin on the date after the issue date (i.e., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

In the opinion of our Counsel, Sullivan & Cromwell LLP, it would be reasonable to take the position that you are permitted to elect to treat the gain or loss that you recognize with respect to your Notes as capital gain or loss. More specifically a taxpayer may elect to treat the gain or loss from a "forward contract" with respect to foreign currency as capital gain or loss. It would be reasonable to take the position that the notes should be treated as a "forward contract" for this purpose. You may make such an election by clearly identifying your Notes as subject to such election in your books and records on the date that you acquire your Notes. You must further verify your election by attaching a statement to your income tax return which must (i) set forth a description and date of the election, (ii) state that the election was entered into before the close of the date that you acquired your Notes, (iii) describe your Notes and state the date on which the Notes were exercised, sold or exchanged, (iv) state that your Notes were never part of a "straddle" as defined in Section 1092 of the Code and (v) state that all transactions subject to the election are included on the statement. Alternatively, you will be treated as having satisfying the election and verification requirements if you acquire, hold and dispose of your Notes in an account with an unrelated broker or dealer and the following requirements are met: (i) only transactions entered into on or after the date that the account was established may be recorded in the account, (ii) transactions involving the Notes are entered into the account on the date the transactions are entered into and (iii) the broker or dealer provides you with a statement detailing the transactions conducted through the account and includes in such statement the following language: "Each transaction identified in this account is subject to the election set forth in section 988(a)(1)(B)." Your election may not be effective if you do not comply with the election and verification requirements.

Alternative Treatments Alternatively, it is possible that your Notes could be treated as a derivative contract other than a forward contract, in which case which case your Notes would generally be treated in the manner described above, except that it is unclear as to whether or not you would be permitted to make the capital gain election described above.

In addition, it is possible that your Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If your Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other term and conditions similar to your Notes. You would recognize gain or loss upon the sale, redemption or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If the Notes are treated as contingent debt instruments, and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

--------------------------------------------------------------------------------

SUPPLEMENTAL U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions ("Reportable Transactions") on Internal Revenue Service Form 8886. An investment in the Notes or a sale of the Notes should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Notes or a sale of the Notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

+ payments of principal and interest on a Note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

+ the payment of the proceeds from the sale of a Note effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

+  fails to provide an accurate taxpayer identification number,

+ is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

+ in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Note that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

+ the proceeds are transferred to an account maintained by you in the United States,

+ the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

+ the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Note effected at a foreign office of a broker will be subject to information reporting if the broker is:

+  a United States person,

+  a controlled foreign corporation for United States tax purposes,

--------------------------------------------------------------------------------

SUPPLEMENTAL U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

+ a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

+  a foreign partnership, if at any time during its tax year:

    - one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

    - such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND
If you are a Swiss resident investor and hold the Notes in your private property, you may treat any gain or loss realized upon the sale, redemption or repayment of the Notes as a tax-free capital gain or a nondeductible loss, respectively; provided, however, that you may have to report any element of adjustment for stock dividends or extraordinary dividends on the Index included in the payment received from us at maturity as taxable investment income. If you are qualified as a professional dealer of securities for Swiss income tax purposes, you will have to include in taxable income capital gains, and may deduct capital losses realized upon the sale, redemption or repayment of the Notes. If you are a Swiss resident investor holding the Notes in your business property or a foreign resident investor who holds the Notes through a permanent establishment within Switzerland, you must include income received and gains or losses realized in respect of the Notes in your taxable net income.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ERISA CONSIDERATIONS

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers).
Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than "adequate consideration" in connection with the transaction (the "service provider exemption"). Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SUPPLEMENTAL PLAN OF DISTRIBUTION

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. The Notes will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. In connection with the sale of these Securities, UBS Financial Services Inc. will receive a fee of up to the underwriting discount set forth on the cover of this prospectus supplement. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc., or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

--------------------------------------------------------------------------------

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

---------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary.........   S-1
Risk Factors..........................  S-10
5-Year Historical Basket Level........  S-15
Value of the Notes....................  S-18
Specific Terms of the Notes...........  S-19
Use of Proceeds and Hedging...........  S-24
Capitalization of UBS.................  S-25
Where You Can Find More Information...
Supplemental U.S. Tax Considerations..  S-26
ERISA Considerations..................  S-30
Supplemental Plan of Distribution.....  S-31

PROSPECTUS
Introduction..........................     3
Cautionary Note Regarding Forward-
  Looking Information.................     5
Incorporation of Information About UBS
  AG..................................     7
Where You Can Find More Information...     8
Presentation of Financial
  Information.........................     9
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its Management
  and Others..........................    10
Capitalization of UBS.................    10
UBS...................................    11
Use of Proceeds.......................    13
Description of Debt Securities We May
  Offer...............................    14
Description of Warrants We May Offer..    36
Legal Ownership and Book-Entry
  Issuance............................    53
Considerations Relating to Indexed
  Securities..........................    59
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency.......    62
U.S. Tax Considerations...............    65
Tax Considerations Under the Laws of
  Switzerland.........................    76
ERISA Considerations..................    78
Plan of Distribution..................    79
Validity of the Securities............    82
Experts...............................    82

PERFORMANCE
SECURITIES

UBS AG $6,780,000 NOTES LINKED TO A EUROPEAN CURRENCY BASKET DUE ON OR ABOUT FEBRUARY 3, 2009

PROSPECTUS SUPPLEMENT

JULY 27, 2007
(TO PROSPECTUS DATED MARCH 27, 2006)

[UBS LOGO]

UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.